SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):   April 30, 2004

First National Bancshares, Inc.
(Exact name of registrant
as specified in its charter)

South Carolina	333-87503	58-2466370
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

215 N. Pine Street, Spartanburg, South Carolina   29302
(Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code: (864) 948-9001

Not Applicable
(Former name or former address, if changed since last report.)

Item 5.   Other Events and Required FD Disclosure

        On April 30, 2004, First National Bancshares, Inc. issued $3.0 million floating rate trust preferred securities. The initial pricing of the transaction calls for a floating rate coupon beginning at 3.88%. The rate is determined quarterly.

        The company will use the net proceeds for general corporate purposes primarily to provide capital to its wholly–owned subsidiary, First National Bank of the South. The remaining balance will be used by the company to fund normal operations.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL BANCSHARES, INC. By: /s/ Jerry L. Calvert Name: Jerry L. Calvert Title: President and Chief Executive Officer

Date: May 5, 2004

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